Exhibit 5.1

haynesboone

June 26, 2009

Geokinetics Inc.

1500 CityWest Blvd., Suite 800

Houston, Texas 77042

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by Geokinetics Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) unsecured debt securities of the Company (“Debt Securities”), (ii) shares of preferred stock, par value $10.00 per share, of the Company (“Preferred Stock”), (iii) shares of common stock, par value $.01 per share, of the Company (“Common Stock”), (iv) warrants to purchase other securities (“Warrants”) and (v) guarantees of Debt Securities by the Subsidiary Guarantors (“Subsidiary Guarantees,” and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Warrants, the “Securities”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $250,000,000.00, certain legal matters in connection with the Securities are being passed upon for you by us.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws, each as amended to date, of the Company (the “Charter Documents”); (ii) the certificates or articles of incorporation and bylaws of each of the Subsidiary Guarantors; (iii) the form of Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder and any supplement to such Indenture entered into in the future (collectively, the “Senior Debt Indenture”) pursuant to which senior Debt Securities may be issued; (iv) the form of Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder and any supplement to such Indenture entered into in the future (collectively, the “Subordinated Debt Indenture”) pursuant to which subordinated Debt Securities may be issued; (v) the Registration Statement and all exhibits thereto, (vi) the specimen Common Stock certificate of the Company

Haynes and Boone, LLP

Attorneys and Counselors

One Houston Center

1221 McKinney Street, Suite 2100

Houston, Texas 77010-2007

Phone: 713.547.2000

Fax: 713.547.2600

www.haynesboone.com

and (vii) corporate records of the Company and the Subsidiary Guarantors, including minute books of the Company and the Subsidiary Guarantors, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and/or the Subsidiary Guarantors contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company and/or the Subsidiary Guarantors.

In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that (i) the Company and the Subsidiary Guarantors will continue to be incorporated and in existence and good standing in their respective jurisdictions of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) any applicable indenture and indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms; (viii) in connection with the sale of Warrants, any required warrant agreement (a “Warrant Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (ix) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (x) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or

Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.             With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Common Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2.             With respect to shares of Preferred Stock, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Preferred Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Preferred Stock) , all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.             With respect to Debt Securities to be issued under the Senior Debt Indenture and any Subsidiary Guarantees included in the Debt Securities, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder, (ii) the trustee under the Senior Debt Indenture is qualified to act as trustee under the Senior Debt Indenture, (iii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor, has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities and any Subsidiary Guarantees included in the Debt Securities will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively.

4.             With respect to Debt Securities to be issued under the Subordinated Debt Indenture and any Subsidiary Guarantees included in the Debt Securities, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder, (ii) the trustee under the Subordinated Debt Indenture is qualified to act as trustee under the Subordinated Debt Indenture, (iii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities and any Subsidiary Guarantees included in the Debt Securities will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively.

5.             With respect to Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the other parties thereto (if any), (iii) neither the Warrants nor any Warrant Agreement includes any provision that is unenforceable, and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Warrants), all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the Delaware General Corporation Law, and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the

Delaware General Corporation Law and such provisions of the Delaware Constitution; (ii) the laws of the State of Texas; and (iii) the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectuses forming a part of the Registration Statement.  In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Schedule I

Subsidiary Guarantors

Geokinetics Processing, Inc., a Texas corporation

Geokinetics USA, Inc., a Texas corporation

Geokinetics International Holdings, Inc., a Delaware corporation

Geokinetics International, Inc., a Texas corporation

Geokinetics Management, Inc., a Texas corporation

Geokinetics Services Corp., a Texas corporation

Advanced Seismic Technology, Inc., a Texas corporation

Haynes and Boone, LLP

Attorneys and Counselors

One Houston Center

1221 McKinney Street, Suite 2100

Houston, Texas 77010-2007

Phone: 713.547.2000

Fax: 713.547.2600

www.haynesboone.com